Exhibit 15.2

 CONSENT OF CSA GLOBAL CONSULTANTS CANADA LTD.

We, CSA Global Consultants Canada Ltd., in connection with Arras Minerals Corp.’s Registration Statement on Form 20-F, dated August 24, 2021 (the “Form 20-F”), consent to:

  the filing and use of the technical report summary titled “Beskauga Copper-Gold Project, Republic of Kazakhstan, Mineral Resource Estimate — S-K 1300 Technical Report Summary” (the “Technical Report Summary”), dated June 7, 2021, as an exhibit to and referenced in the Form 20-F or any amendment or supplement thereto;
  the use of and references to our name in connection with the Form 20-F or any amendment or supplement thereto and any such Technical Report Summary; and
  the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F or any amendment or supplement thereto.

CSA GLOBAL CONSULTANTS CANADA LTD.

Date: August 24, 2021	By:	/s/ Neal Reynolds
	Name: Title:	Neal Reynolds, PhD BSc. FAusIMM, MAIG, FSEG Partner – Americas